Exhibit 99.1
Insperity Announces Full Year and Fourth Quarter 2019 Results
HOUSTON – Feb. 11, 2020 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2019.

•	2019 revenue increased 13% on worksite employee growth of 13%

•	2019 diluted EPS and adjusted EPS increased 15% and 11% to $3.70 and $4.15, respectively

•	2019 net income and adjusted EBITDA increased 12% and 4% to $151.1 million and $250.0 million, respectively

•	2019 repurchase of 2.1 million shares; Q4 repurchase of 643,000 shares

•	Q4 revenue increased 11% on worksite employee growth of 10%

•	Q4 diluted EPS and adjusted EPS of $0.51 and $0.57, respectively

•	Q4 net income and adjusted EBITDA of $20.4 million and $40.7 million, respectively

•	New health insurance policy feature added to help mitigate large claim risk in 2020
Full Year Results
For the year ended Dec. 31, 2019, reported net income increased 12% over 2018 to $151.1 million, and diluted net income per share increased 15% to $3.70. Adjusted EPS increased 11% over 2018 to $4.15. Adjusted EBITDA increased 4% to $250.0 million.
“In 2019, we made important progress on key strategic initiatives that will allow us to continue to capitalize on our vast and dynamic market opportunity in the years ahead,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “At the same time, we have experienced some unusual and unexpected challenges over the past year. We have responded decisively and have a plan in place to regain our momentum in growth and profitability as we move through 2020.”
Revenues in 2019 increased 13% to $4.3 billion, on a 13% increase in the average number of worksite employees (“WSEEs”) paid per month over 2018. This growth was driven by WSEEs paid from new sales on a 12% increase in the average number of trained Business Performance Advisors and client retention of 85%. We also experienced 9% fewer WSEEs added from our client base due primarily to the tight labor market.
Gross profit for the year ended Dec. 31, 2019 increased 7% to $732.9 million on a 13% increase in the average number of paid WSEEs. The average gross profit per WSEE per month declined from $272 in 2018 to $259 in 2019 on a higher than expected benefits cost trend due to elevated large healthcare claim activity. This was partially offset by improvements in pricing and favorable results in our workers’ compensation programs.
“We recently added a new feature in our health plan with our national health insurance carrier to limit our exposure on our largest claims. Beginning in 2020, we will not have financial responsibility for any amount of a participant’s annual claim costs that exceed $1 million,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “Although this type of coverage does not address an increase in frequency of large claims below $1 million, it does provide a level of protection against significant large claims and helps to mitigate the overall risk in our health plan.”
Operating expenses increased 9% to $546.3 million over 2018 and adjusted operating expenses increased 11% to $546.3 million over 2018. Adjusted operating expense per WSEE per month decreased 2% from $197 in 2018 to $193 in 2019.
Cash outlays in 2019 included the repurchase of approximately 2,125,000 shares of stock at a cost of $203.0 million, dividends totaling $48.6 million and capital expenditures of $56.3 million partially offset by borrowings of $125.0 million under our credit facility. Adjusted cash, cash equivalents and marketable securities at Dec. 31, 2019 was $107.9 million, and $269.4 million was outstanding under our $500 million credit facility.

Fourth Quarter Results
Fourth quarter 2019 net income and diluted earnings per share of $20.4 million and $0.51 represented decreases of 17% and 14%, respectively, compared to the fourth quarter of 2018. Adjusted EPS was $0.57, a 17% decrease over the fourth quarter of 2018. Adjusted EBITDA decreased 14% over the fourth quarter of 2018 to $40.7 million.
Revenues increased 11% over the fourth quarter of 2018 to $1.1 billion on a 10% increase in the average number of WSEEs paid per month.
Gross profit increased slightly compared to the fourth quarter of 2018 to $161.9 million. The number of large healthcare claims declined over the past two quarters after a significant increase in the second quarter of 2019; however, the frequency of large claims and related costs remained elevated when compared to levels in prior years. Higher benefit costs were partially offset by continued improvements in pricing. Operating expenses increased 4% to $134.2 million over the 2018 period, largely reflecting reduced incentive compensation costs.
Share repurchases during the fourth quarter totaled 643,000 shares at a cost of $49.4 million.
2020 Guidance
The company also announced its guidance for 2020, including the first quarter of 2020. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.
Please note that 2020 adjusted EPS guidance includes a full year effective tax rate of 28% compared to 20% in 2019 due primarily to less tax benefit associated with the vesting of long-term incentive plan and time-vested restricted shares. The higher effective tax rate is expected to reduce both our Q1 and full year 2020 earnings by approximately $0.28 per share.

	Q1 2020			Full Year 2020

Average WSEEs	238,000	—	240,200	249,700	—	254,400
Year-over-year increase (decrease)	5.5%	—	6.5%	6%	—	8%

Adjusted EPS(1)	$1.61	—	$1.70	$3.73	—	$4.16
Year-over-year increase (decrease)	(18.7)%	—	(14.1)%	(10)%	—	—

Adjusted EBITDA (in millions)	$98	—	$103	$250	—	$274
Year-over-year increase (decrease)	(3.4)%	—	1.5%	—	—	10%
____________________________________
(1) Reflects a $0.28 per share impact related to a higher effective tax rate as discussed above.
Definition of Key Metrics
Average WSEEs - Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, one-time tax reform bonus and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash impairment and other charges, one-time tax reform bonus and stock-based compensation.
Insperity will be hosting a conference call today at 5 p.m. ET to discuss these results, provide guidance for the first quarter and full year 2020 and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 5744718. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 5744718. The webcast will be archived for one year.
About Insperity
Insperity, a trusted advisor to America’s best businesses for more than 33 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Traditional Payroll and Human Capital Management, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2019 revenues of $4.3 billion, Insperity operates in 81 offices throughout the United States. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:

•	adverse economic conditions;

•	our liability for WSEE payroll, payroll taxes and benefits costs;

•	increases in health insurance costs and workers’ compensation rates and underlying claims trends, and state unemployment tax rates;

•
the inability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts or in the event of the insolvency of such carriers;

•	vulnerability to regional economic factors because of our geographic market concentration;

•	cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;

•	our potential liability for client and employee actions due to the co-employment arrangement;

•	regulatory and tax developments, including health care reform, and possible adverse application of various federal, state and local regulations;

•	failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;

•
the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our service and technology offerings, growth and/or profitability;

•	disruptions of our information technology systems;

•	the impact of data theft, cyberattacks or other security vulnerabilities on us or our vendors;

•	failure to comply with privacy, data protection and cybersecurity laws;

•	failure of certain third-party providers, such as financial institutions, data centers or cloud-service providers;

•	our ability to integrate or realize expected returns on our acquisitions;

•	an adverse final judgment or settlement of claims against us; and

•	disruptions to our business resulting from the actions of certain stockholders.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
(in thousands)	2019	2018

Assets
Cash and cash equivalents	$367,342	$326,773
Restricted cash	49,295	42,227
Marketable securities	34,728	60,781
Accounts receivable, net	465,779	400,623
Prepaid insurance	10,418	8,411
Other current assets	43,493	27,721
Income taxes receivable	3,691	—
Total current assets	974,746	866,536
Property and equipment, net	147,706	117,213
Right-of-use leased assets	56,886	—
Prepaid health insurance	9,000	9,000
Deposits	184,013	172,674
Goodwill and other intangible assets, net	12,714	12,726
Deferred income taxes, net	3,956	8,816
Other assets	5,975	4,851
Total assets	$1,394,996	$1,191,816

Liabilities and stockholders' equity
Accounts payable	$4,565	$10,622
Payroll taxes and other payroll deductions payable	277,248	261,166
Accrued worksite employee payroll cost	401,859	329,979
Accrued health insurance costs	21,180	35,153
Accrued workers’ compensation costs	52,868	45,818
Accrued corporate payroll and commissions	52,612	60,704
Other accrued liabilities	58,713	28,890
Total current liabilities	869,045	772,332

Accrued workers’ compensation costs	193,609	187,412
Long-term debt	269,400	144,400
Operating lease liabilities, net of current	58,863	—
Other accrued liabilities, net of current	—	9,996
Total noncurrent liabilities	521,872	341,808

Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	48,141	36,752
Treasury stock, at cost	(544,102)	(357,569)
Accumulated other comprehensive income, net of tax	12	(9)
Retained earnings	499,473	397,947
Total stockholders’ equity	4,079	77,676

Total liabilities and stockholders’ equity	$1,394,996	$1,191,816

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
(in thousands, except per share amounts)	2019	2018	Change	2019	2018	Change

Operating results:
Revenues(1)	$1,075,090	$966,756	11.2%	$4,314,804	$3,828,549	12.7%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	913,154	805,165	13.4%	3,581,870	3,146,640	13.8%
Gross profit	161,936	161,591	0.2%	732,934	681,909	7.5%
Salaries, wages and payroll taxes	79,784	74,541	7.0%	317,124	301,027	5.3%
Stock-based compensation	3,180	5,769	(44.9)%	23,993	20,425	17.5%
Commissions	8,693	9,094	(4.4)%	31,420	28,957	8.5%
Advertising	4,129	4,558	(9.4)%	21,603	18,554	16.4%
General and administrative expenses	30,637	28,503	7.5%	123,438	111,068	11.1%
Depreciation and amortization	7,794	6,507	19.8%	28,723	22,842	25.7%
Total operating expenses	134,217	128,972	4.1%	546,301	502,873	8.6%
Operating income	27,719	32,619	(15.0)%	186,633	179,036	4.2%
Other income (expense):
Interest income	2,036	2,701	(24.6)%	10,657	7,992	33.3%
Interest expense	(2,205)	(1,316)	67.6%	(7,647)	(4,668)	63.8%
Income before income tax expense	27,550	34,004	(19.0)%	189,643	182,360	4.0%
Income tax expense	7,155	9,349	(23.5)%	38,544	46,947	(17.9)%
Net income	$20,395	$24,655	(17.3)%	$151,099	$135,413	11.6%
Less distributed and undistributed earnings allocated to participating securities	(224)	(341)	(34.3)%	(1,759)	(1,875)	(6.2)%
Net income allocated to common shares	$20,171	$24,314	(17.0)%	$149,340	$133,538	11.8%

Net income per share of common stock
Basic	$0.51	$0.59	(13.6)%	$3.72	$3.24	14.8%
Diluted	$0.51	$0.59	(13.6)%	$3.70	$3.22	14.9%
____________________________________

(1)	Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2019	2018	2019	2018

Gross billings	$7,407,460	$6,546,253	$27,212,010	$23,830,731
Less: WSEE payroll cost	6,332,370	5,579,497	22,897,206	20,002,182
Revenues	$1,075,090	$966,756	$4,314,804	$3,828,549

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2019	2018	Change	2019	2018	Change

Average WSEEs paid	243,715	221,809	9.9%	235,547	209,123	12.6%

Statistical data (per WSEE per month):
Revenues(1)	$1,470	$1,453	1.2%	$1,527	$1,526	0.1%
Gross profit	221	243	(9.1)%	259	272	(4.8)%
Operating expenses	183	194	(5.7)%	193	201	(4.0)%
Operating income	38	49	(22.4)%	66	71	(7.0)%
Net income	28	37	(24.3)%	53	54	(1.9)%
____________________________________

(1)	Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(per WSEE per month)	2019	2018	2019	2018

Gross billings	$10,131	$9,838	$9,627	$9,496
Less: WSEE payroll cost	8,661	8,385	8,100	7,970
Revenues	$1,470	$1,453	$1,527	$1,526

NON-GAAP FINANCIAL MEASURES

Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

Adjusted operating expense
Represents operating expenses excluding the impact of the following:
•  costs associated with a one-time tax reform bonus paid to corporate employees and
•  charitable donations to Hurricane Harvey relief efforts.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA
Represents EBITDA plus:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

Adjusted net income
Represents net income computed in accordance with GAAP, excluding:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

Adjusted EPS
Represents diluted net income per share computed in accordance with GAAP, excluding:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
(in thousands, except per WSEE per month)	2019		2018		2019		2018
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Payroll cost	$6,332,370	$8,661	$5,579,497	$8,385	$22,897,206	$8,100	$20,002,182	$7,970
Less: Bonus payroll cost	1,029,342	1,408	860,847	1,294	2,880,680	1,019	2,498,875	996
Non-bonus payroll cost	$5,303,028	$7,253	$4,718,650	$7,091	$20,016,526	$7,081	$17,503,307	$6,974
% Change period over period	12.4%	2.3%	19.0%	1.6%	14.4%	1.5%	17.4%	2.5%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	December 31, 2019	December 31, 2018

Cash, cash equivalents and marketable securities	$402,070	$387,554
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	234,553	224,487
Customer prepayments	59,612	34,177
Adjusted cash, cash equivalents and marketable securities	$107,905	$128,890
Following is a reconciliation of operating expenses (GAAP) to adjusted operating expenses (non-GAAP):

	Three Months Ended Dec 31,				Year Ended Dec. 31,
(in thousands, except per WSEE per month)	2019		2018		2019		2018
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Operating expenses	$134,217	$183	$128,972	$194	$546,301	$193	$502,873	$201
Less:
One-time tax reform bonus	—	—	—	—	—	—	9,306	4
Adjusted operating expenses	$134,217	$183	$128,972	$194	$546,301	$193	$493,567	$197
% Change period over period	4.1%	(5.7)%	9.0%	(6.7)%	10.7%	(2.0)%	12.0%	(2.0)%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended Dec. 31,
(in thousands, except per WSEE per month)	2019		2018
	$	WSEE	$	WSEE

Net income	$20,395	$28	$24,655	$37
Income tax expense	7,155	9	9,349	14
Interest expense	2,205	3	1,316	2
Depreciation and amortization	7,794	11	6,507	10
EBITDA	37,549	51	41,827	63
Stock-based compensation	3,180	5	5,769	9
Adjusted EBITDA	$40,729	$56	$47,596	$72
% Change period over period	(14.4)%	(22.2)%	23.5%	5.9%

(in thousands, except per WSEE per month)	Year Ended December 31,
	2019		2018		2017		2016		2015
	$	WSEE	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Net income	$151,099	$53	$135,413	$54	$84,402	$38	$65,991	$33	$39,390	$23
Income tax expense	38,544	14	46,947	19	45,739	21	39,186	19	26,229	14
Interest expense	7,647	3	4,668	2	3,213	1	2,396	1	459	—
Depreciation and amortization	28,723	10	22,842	9	18,182	9	16,644	9	18,565	11
EBITDA	226,013	80	209,870	84	151,536	69	124,217	62	84,643	48
Impairment charges and other	—	—	—	—	—	—	—	—	10,480	6
Stock-based compensation	23,993	8	20,425	8	24,345	11	16,643	8	13,345	8
One-time tax reform bonus	—	—	9,306	3	—	—	—	—	—	—
Charitable donations to Hurricane Harvey relief efforts	—	—	—	—	2,000	1	—	—	—	—
Other	—	—	—	—	(200)	—	—	—	—	—
Stockholder advisory expenses	—	—	—	—	—	—	323	1	1,546	1
Adjusted EBITDA	$250,006	$88	$239,601	$95	$177,681	$81	$141,183	$71	$110,014	$63
% Change year over year	4.3%	(7.4)%	34.8%	17.3%	25.9%	14.1%	28.3%	12.7%	30.8%	16.7%

NON-GAAP FINANCIAL MEASURES

Following reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2019	2018	2019	2018

Net income	$20,395	$24,655	$151,099	$135,413
Non-GAAP adjustments:
Stock-based compensation	3,180	5,769	23,993	20,425
One-time tax reform bonus	—	—	—	9,306
Total non-GAAP adjustments	3,180	5,769	23,993	29,731
Tax effect of non-GAAP adjustments	(826)	(1,586)	(5,643)	(7,608)
Adjusted net income	$22,749	$28,838	$169,449	$157,536
% Change period over period	(21.1)%	25.3%	7.6%	52.9%
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2019	2018	2019	2018

Diluted EPS	$0.51	$0.59	$3.70	$3.22
Non-GAAP adjustments:
Stock-based compensation	0.08	0.14	0.59	0.49
One-time tax reform bonus	—	—	—	0.22
Total non-GAAP adjustments	0.08	0.14	0.59	0.71
Tax effect on non-GAAP adjustments	(0.02)	(0.04)	(0.14)	(0.18)
Adjusted EPS	$0.57	$0.69	$4.15	$3.75
% Change period over period	(17.4)%	25.5%	10.7%	53.1%

The following is a reconciliation of GAAP to non-GAAP financial measures for first quarter and full year 2020 guidance:

	Q1 2020	Full Year 2020
(in millions, except per share amounts)	Guidance	Guidance

Net income	$60 - $63	$128 - $145
Income tax expense	22 - 24	49 - 56
Interest expense	3	11
Depreciation and amortization	8	34
EBITDA	93 - 98	222 - 246
Stock-based compensation	5	28
Adjusted EBITDA	$98 - $103	$250 - $274

Diluted EPS	$1.51 - $1.60	$3.22 - $3.65
Non-GAAP adjustments:
Stock-based compensation	0.13	0.71
Total non-GAAP adjustments	0.13	0.71
Tax effect	(0.03)	(0.20)
Adjusted EPS	$1.61 - $1.70	$3.73 - $4.16